UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Valion Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Valion Bio, Inc. (the “Company”) on August 17, 2026 (the “Original Report”), with the U.S. Securities and Exchange Commission, to report the preliminary voting results of the Company’s Special Meeting of Stockholders (the “Special Meeting”) held on August 14, 2026. The sole purpose of this amendment is to disclose the final voting results as certified by the independent inspector of elections for the Special Meeting. No other changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 14, 2026, the Company held the Special Meeting in a virtual format. As of the close of business on July 7, 2026, the record date for the Special Meeting (the “Record Date”), there were 4,151,259 shares of Company common stock issued and outstanding. Holders of outstanding shares of the Company’s Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) or Series C Non-Voting Convertible Preferred Stock (“Series C Preferred Stock”) as of the Record Date were not entitled to vote such shares on any of the matters presented to stockholders for approval at the Special Meeting. Accordingly, only stockholders of record of shares of the Company’s common stock as of the close of business on the Record Date were entitled to vote at the Special Meeting. At the Special Meeting, 2,001,335 of the Company’s 4,151,259 outstanding shares of common stock entitled to vote as of the Record Date, or approximately 48.21%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Special Meeting are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on July 17, 2026, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Special Meeting were as follows:

Proposal No. 1: The Company’s stockholders approved the Company’s proposal to grant discretionary authority to the Company’s board of directors (the “Board”) to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of its issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-50, such ratio to be determined by the Board at any time within twelve months from the date of the Special Meeting, without further approval or authorization of its stockholders, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,243,530	697,127	60,678	0

Proposal No. 2: The Company’s stockholders approved the Company’s proposal to authorize the Board, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal listed above at the time of the Special Meeting, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,242,980	686,908	71,447	0

Although Proposal No. 2 was approved by the Company’s stockholders, the Chair of the Special Meeting did not elect to adjourn the meeting, as Proposal No. 1 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALION BIO, INC.

Date:	August 20, 2026	By:	/s/ Melinda Lackey
Name: Melinda Lackey Title: General Counsel and Senior Vice President of Legal Affairs

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